UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2020

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.001 per share	BBGI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	OTHER EVENTS.

On March 25, 2020, the United States Securities and Exchange Commission issued a new order and guidance (collectively, the “Order”) granting exemptions from certain provisions of the Securities Exchange Act of 1934 and the rules thereunder related to the reporting requirements for certain public companies whose operations may be affected by the COVID-19 pandemic. The Order provides public companies with a 45-day extension to file certain disclosure reports that would otherwise have been due between March 1, 2020 and July 1, 2020.

Due to circumstances related to the COVID-19 pandemic, Beasley Broadcast Group Inc. (the “Company”) is unable to meet the filing deadline for its quarterly report on Form 10-Q for the quarter ended March 31, 2020 (the “Quarterly Report”). Therefore, the Company is relying on the Order and will delay filing of the Quarterly Report.

The Company intends to file its Quarterly Report no later than June 29, 2020, which is 45 days after the original due date of the Quarterly Report.

The effects of the COVID-19 pandemic have limited the ability of the Company’s employees to conduct normal business activities, including the preparation and review of the Quarterly Report. In particular, COVID-19 and related precautionary responses have caused limited access to our facilities and disrupted normal interactions among our accounting personnel and other persons involved in the completion of our quarterly review and preparation of the Quarterly Report. These restrictions have slowed the completion of our internal quarterly review, including evaluating the various impacts of COVID-19 on our financial statements and preparing and completing the Quarterly Report in a timely manner.

Additionally, the effects of the COVID-19 pandemic have caused disruptions to the Company’s business and operations, and the related uncertainty as to when or the manner in which the conditions surrounding the COVID-19 pandemic will subside have made it necessary for the Company to seek an amendment to its credit facility that would, among other things, amend certain financial covenants. For the quarter ended March 31, 2020, the Company was in compliance with its financial covenants related to its credit facility. However, at that time the Company was projecting that it was unlikely to be able to comply with its First Lien Leverage Ratio as of June 30, 2020.

As a result, the Company is seeking and expects to enter into an amendment to its credit facility in the coming weeks, and projects that it will be in compliance with the financial covenants, as amended, over the next twelve months. If the Company is unable to obtain an amendment to its credit facility, it would result in an event of default thereunder, which would materially affect its results of operations, liquidity and financial condition.

Additional risk factor disclosure

The Company is supplementing the risk factors previously disclosed under Part I, Item 1A, “Risk Factors” of its annual report on Form 10-K for the year ended December 31, 2019 with the following risk factors relating to the COVID-19 pandemic.

We face risks related to health epidemics, natural disasters and other catastrophes, which have materially and adversely affected our results of operations, liquidity and financial condition.

We are subject to social and natural catastrophic events that are beyond our control, such as health epidemics, natural disasters and other catastrophes, which have materially and adversely affected our business and may continue to materially and adversely affect our results of operations, liquidity and financial condition.

In March 2020, COVID-19 was recognized as a pandemic by the World Health Organization. The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies, and financial markets worldwide, and has caused significant volatility in U.S. and international debt and equity markets. We have been, and continue to be, impacted by deteriorating general economic conditions, which have caused a downturn in the advertising industry. The decreased demand for advertising has materially negatively impacted our results of operations, liquidity and financial condition. We expect the current environment to continue for some time and for our results of operations, liquidity and financial condition to be materially impacted during that time.

Impairments of our FCC licenses and/or goodwill related to the impact of the COVID-19 pandemic will adversely affect our operating results and we may be required to record further impairment losses in the future.

As of December 31, 2019, our FCC licenses and goodwill represented 72% of our total assets. Due to the impact of the COVID-19 pandemic on the U.S. economy, the Company tested its FCC licenses for impairment during the first quarter of 2020. As a result of the quantitative impairment test performed as of March 31, 2020, the Company expects to record impairment losses of $6.8 million related to the FCC licenses in its Atlanta, GA, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Las Vegas, NV, West Palm Beach-Boca Raton, FL, and Wilmington, DE market clusters.

The impairment losses were primarily due to a decrease in projected revenue in these markets due to the impact of the COVID-19 pandemic and an increase in the discount rate used in the discounted cash flow analyses to estimate the fair value of our licenses due to certain risks specifically associated with the Company and the radio broadcasting industry. To the extent the COVID-19 pandemic and the related economic downturn continues or worsens, we may be required to record further impairment losses in the future.

The valuation of our FCC licenses and goodwill is based on estimates rather than precise calculations. The fair value measurements for both our FCC licenses and goodwill use significant unobservable inputs which reflect our own assumptions about the estimates that market participants would use in measuring fair value including assumptions about risk. If actual future results are not consistent with the assumptions and estimates used, we may be exposed to impairment charges in the future, which could be material and could adversely affect our results of operations and financial condition.

A decrease in projected revenue due to the COVID-19 pandemic may hinder our ability to meet certain financial ratios and financial condition tests under our credit facility and could lead to an event of default.

Our credit facility requires us to maintain specified financial ratios and to satisfy certain financial condition tests. The decreased demand for advertising as a result of the COVID-19 pandemic has materially negatively impacted our revenues. We expect the current adverse economic environment to continue through at least the end of this year and for our results of operations to be materially impacted during that time. As a result, it may become increasingly difficult for us to meet these financial covenants.

A breach of any of the covenants, ratios, tests or restrictions under our credit facility, could result in an event of default thereunder. If an event of default exists under our credit facility, the lenders could elect to declare all amounts outstanding thereunder to be immediately due and payable. If the lenders accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay that indebtedness in full. Such conditions could force us to seek protection under federal bankruptcy laws and could significantly or entirely reduce the value of our equity.

The Company is currently seeking an amendment to its credit facility to modify or waive certain of the financial ratios and financial condition tests thereunder. However, there can be no assurance that the Company will be successful in obtaining such an amendment or waiver. Further, the terms of the amended credit facility might subject us to additional and different restrictive covenants that could further limit our operational flexibility or subject us to other events of default.

Additional Considerations

To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in Item 1A, “Risk Factors” of our annual report on Form 10-K for the year ended December 31, 2019, such as those relating to: external economic forces; credit risk on our accounts receivable; our restrictive debt covenants; and the loss of executives and other key employees, among others.

Note Regarding Forward-Looking Statements

Statements in this current report that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends,” “may,” “expect,” “seeking,” “expects,” “projects,” “could,” “in the future,” “might,” “to the extent” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about expected income; shareholder value; revenues; and growth. Key risks are described in our reports filed with the SEC including in our annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•

the effects of the COVID-19 pandemic, including: its potential effects on the economic environment, our results of operations, liquidity and financial condition; impairments of our FCC licenses and/or goodwill that will adversely affect our operating results; and an event of default that could arise under our credit facility if we are unable to meet certain financial ratios and financial condition tests or obtain a waiver of those conditions or an amendment to the credit facility;

•	external economic forces that could have a material adverse impact on our advertising revenues and results of operations;

•	the ability of our radio stations to compete effectively in their respective markets for advertising revenues;

•	our ability to develop compelling and differentiated digital content, products and services;

•	audience acceptance of our content, particularly our radio programs;

•	our ability to respond to changes in technology, standards and services that affect the radio industry;

•	our dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the radio industry;

•	our dependence on selected market clusters of radio stations for a material portion of our net revenue;

•	credit risk on our accounts receivable;

•	the risk that our FCC licenses and/or goodwill could become impaired;

•	our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;

•	the potential effects of hurricanes on our corporate offices and radio stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;

•	disruptions or security breaches of our information technology infrastructure;

•	the loss of key personnel;

•	our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;

•	the fact that we are controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company;

•	future sales by George G. Beasley or members of his family of our Class A common stock or an illiquid market for our Class A common stock could adversely affect its market price; and

•	other economic, business, competitive, and regulatory factors affecting our business, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports of Form 8-K, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. We do not intend, and undertake no obligation, to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: May 15, 2020	By:	/s/ Marie Tedesco
Name: Marie Tedesco
Title: Chief Financial Officer